                                                                   EXHIBIT 10.13









                         AGREEMENT OF PURCHASE AND


                       SALE OF PARTNERSHIP INTERESTS


                               BY AND AMONG


                      PRENTISS O'HARE ILLINOIS, INC.
                                    AND
                     PRENTISS O'HARE ILLINOIS II, INC.

                            AS SELLING PARTNERS


                                    AND

                     PRENTISS PROPERTIES LIMITED, INC.

                               AS PURCHASER



                       Dated:  AS OF AUGUST 5, 1996

                             TABLE OF CONTENTS

                                                                        Page

ARTICLE I           DEFINITIONS; PURCHASE PRICE  . . . . . . . . . . . .   1

     Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . .   1
     Section 1.2    Sale and Delivery of the Partnership Interests . . .   7
     Section 1.3    Purchase Price for the Partnership Interests . . . .   7
     Section 1.4    Independent Consideration. . . . . . . . . . . . . .   7

ARTICLE II          APPROVAL OF DOCUMENTS; INSPECTIONS . . . . . . . . .   8

     Section 2.1    Items to be Furnished to Purchaser . . . . . . . . .   8
     Section 2.2    Estoppel Certificates. . . . . . . . . . . . . . . .   8
     Section 2.3    Inspection . . . . . . . . . . . . . . . . . . . . .   8
     Section 2.4    Purchaser's Acknowledgement. . . . . . . . . . . . .   9

ARTICLE III THE CLOSING DATE AND THE CLOSING; OBLIGATIONS OF PURCHASER AND SELLING PARTNERS WITH RESPECT THERETO. 10

     Section 3.1    The Closing and the Closing Date . . . . . . . . . .  10
     Section 3.2    Selling Partners' Obligations at the Closing . . . .  10
     Section 3.3    Purchaser's Obligations at the Closing . . . . . . .  11

ARTICLE IV          REPRESENTATIONS, WARRANTIES AND COVENANTS  . . . . .  12

     Section 4.1    Representations and Warranties of Selling Partners .  12
     Section 4.2    Knowledge Standard . . . . . . . . . . . . . . . . .  20
     Section 4.3    Survival of Representations and Warranties . . . . .  20
     Section 4.4    Selling Partners' Obligation to Notify Purchaser of
                    Change . . . . . . . . . . . . . . . . . . . . . . .  21
     Section 4.5    Operation of Project Prior to Closing. . . . . . . .  21
     Section 4.6    Limitation on Disposition of Project and
                    Maintenance of Debt  . . . . . . . . . . . . . . . .  21

ARTICLE V           CONDITIONS TO CLOSING  . . . . . . . . . . . . . . .  21

     Section 5.1    Conditions Precedent to Purchaser's Obligations. . .  21
     Section 5.2    Consequences of the Failure of Section 5.1 Conditions
                    Precedent. . . . . . . . . . . . . . . . . . . . . .  22
     Section 5.3    Outside Closing Date . . . . . . . . . . . . . . . .  23
     Section 5.4    Conditions Precedent to Selling Partner's
                    Obligations. . . . . . . . . . . . . . . . . . . . .  23

ARTICLE VI          DEFAULTS AND REMEDIES  . . . . . . . . . . . . . . .  23

     Section 6.1    Selling Partners' Defaults; Purchaser's Remedies . .  23
     Section 6.2    Purchaser's Default; Selling Partners' Remedies. . .  24

     Section 6.3    Attorneys' Fees. . . . . . . . . . . . . . . . . . .  25

ARTICLE VII         CLOSING COSTS; POST-CLOSING ADJUSTMENTS  . . . . . .  25

     Section 7.1    Closing Costs. . . . . . . . . . . . . . . . . . . .  25
     Section 7.2    Post-Closing Adjustments with Respect to Available
                    Cash . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE VIII        INDEMNIFICATION  . . . . . . . . . . . . . . . . . .  25

     Section 8.1    Brokerage Commissions. . . . . . . . . . . . . . . .  25
     Section 8.2    Selling Partners' Indemnity. . . . . . . . . . . . .  26
     Section 8.3    Purchaser's Indemnity. . . . . . . . . . . . . . . .  26

ARTICLE IX          MISCELLANEOUS  . . . . . . . . . . . . . . . . . . .  26

     Section 9.1    Survival of Terms. . . . . . . . . . . . . . . . . .  26
     Section 9.2    Binding Effect . . . . . . . . . . . . . . . . . . .  26
     Section 9.3    Entire Agreement; Modifications. . . . . . . . . . .  26
     Section 9.4    Headings . . . . . . . . . . . . . . . . . . . . . .  27
     Section 9.5    Interpretation and Construction. . . . . . . . . . .  27
     Section 9.6    Notice . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 9.7    Additional Acts. . . . . . . . . . . . . . . . . . .  28
     Section 9.8    Applicable Law . . . . . . . . . . . . . . . . . . .  28
     Section 9.9    Assignment . . . . . . . . . . . . . . . . . . . . .  28
     Section 9.10   Time of the Essence. . . . . . . . . . . . . . . . .  29
     Section 9.11   Conditions . . . . . . . . . . . . . . . . . . . . .  29
     Section 9.12   Severability . . . . . . . . . . . . . . . . . . . .  29
     Section 9.13   Counterparts . . . . . . . . . . . . . . . . . . . .  29
     Section 9.14   Tax Returns and Tax Audit. . . . . . . . . . . . . .  29

EXHIBITS:
"A"  -    Description of Land
"B"  -    Items to be Furnished to Purchaser
"C"  -    Form of Tenant Estoppel Certificate
"D"  -    Closing Certificate
"E"  -    Prospective Subscriber Questionnaire
"F"  -    Investor Letter

                      AGREEMENT OF PURCHASE AND SALE
                         OF PARTNERSHIP INTERESTS
                         ------------------------

     THIS AGREEMENT OF PURCHASE AND SALE is made and entered into by and among PRENTISS PROPERTIES LIMITED, INC., a Delaware corporation ("Purchaser"), and PRENTISS O'HARE ILLINOIS, INC., an Illinois corporation ("O'Hare, Inc.") and PRENTISS O'HARE ILLINOIS II, INC., an Illinois corporation ("O'Hare II") (together the "Selling Partners"), as of the Effective Date.

                           W I T N E S S E T H:
                           ===================

     Selling Partners' predecessors-in-interest, on May 21, 1996, formed O'HARE TECH CENTER ASSOCIATES, L.P.-II, an Illinois limited partnership (the "Partnership"), for the purpose of developing, owning and operating Bachman Creek Plaza, an office building located in Dallas, Texas.

     The Partnership was formed pursuant to the terms and conditions of that certain Agreement of Limited Partnership (the "Original Partnership Agreement"), dated May 21, 1996, by and among O'Hare, Inc., O'Hare Development Group, Inc., an Illinois corporation, Thomas Kapsalis, John Drummond and Lawrence Okrent (the Original Partnership Agreement, as amended, herein called the "Partnership Agreement"). O'Hare II acquired its interests in the Partnership subsequent to the date of formation.

     Selling Partners are the owners and holders of all of the partnership interests (the "Partnership Interests") in the Partnership. It is anticipated that prior to the Closing Date, as hereinafter defined, O'Hare, Inc. will own general and limited partnership interests constituting 99.9% of the Partnership Interests and O'Hare II will own limited partnership interests constituting .1% of the Partnership Interests. Purchaser, on its behalf and on behalf of certain Affiliates, desires to contract to purchase and acquire the Partnership Interests.

                                AGREEMENTS
                                ----------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Selling Partners hereby agree as follows:

                                   ARTICLE I

                          DEFINITIONS; PURCHASE PRICE
                          ---------------------------

     Section 1.1    Definitions.  As used in this Agreement, the terms listed
     -----------    -----------
below, when they appear with their initial letters capitalized, shall have the following meanings unless the context in which they occur requires otherwise:

          (a)  "Affiliate" means a Person who, directly or indirectly through
                ---------
     one or more intermediaries, owns or controls, is owned or controlled by or is under common control or ownership with the Person in question. For purposes of this definition "own" or "ownership" means ownership by one Person of ten percent (10%) or more of the voting stock of the controlled Person, in the case of a corporation, or, in the case of Persons other than corporations, entitlement of the controlling Person, directly or indirectly, to receive ten percent (10%) or more of the dividends, profits or similar economic benefit from the controlled Person; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person.

          (b)  "Agreement" means, and the words "herein," "hereof,"
                ---------
     "hereunder," and words of similar import, shall refer to, this Agreement of Purchase and Sale.

          (c)  "Available Cash" means all cash funds of the Partnership
                --------------
     generated by the operation of the Project or otherwise through the Closing Date (whether collected prior to or subsequent to the Closing Date) after
     (i) payment of or provision for all operating expenses of the Project or the Partnership payable as of the Closing Date, and (ii) provision for a reasonable reserve to pay accrued and unpaid expenses from the operation of the Partnership and the Project.

          (d)  "Books and Records" shall mean all financial and other books
                -----------------
     and records maintained by or for the benefit of the Partnership in connection with the operation of the Project and the Partnership and all building plans, specifications and drawings, engineering, soils and geological reports, environmental reports and other documents prepared in connection with the construction, maintenance, repair, management or operation of the Project which are within the possession or control of the Partnership, or the Partnership's Affiliates, agents or representatives, or Selling Partners.

          (e)  "Business day" means a day that is not a Saturday, a Sunday,
                ------------
     a legal holiday or a day on which banks are required or permitted by law or other governmental action to close in Dallas, Texas.

          (f)  "Closing" means the consummation of the purchase of the
                -------
     Partnership Interests by Purchaser from Selling Partners in accordance with the terms and provisions of Article III, which Closing shall be held at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., Suite 4100, 1700 Pacific Avenue, Dallas, Texas 75201-4618 on the Closing Date commencing at 10:00 a.m. Central Daylight Time.

          (g)  "Closing Date" means a Business day which shall be established
                ------------
     by Purchaser by written notice delivered to Selling Partners, which date shall be no earlier than five (5) days following the date of such notice, except that from and after the date the IPO shall have occurred, such date shall be no earlier than ten (10) days following the date of such notice; provided, however, that in no event shall the Closing Date be a date later than December 31, 1996.

          (h)  "Condominium Regime" means the condominium regime created by
                ------------------
     that certain Declaration of Condominium Regime for the Plaza at Bachman Creek dated February 24, 1986.

          (i)  "Effective Date" shall mean the date on which this Agreement
                --------------
     shall be fully executed and unconditionally delivered by Purchaser and Selling Partners.

          (j)  "Environmental Laws" means all applicable existing federal,
                ------------------
     state and local statutes, ordinances, orders, rules and regulations issued, promulgated or adopted by any governmental authority having jurisdiction over the Project relating to environmental pollution or protection, including, without limitation, the Resource Conservation and Recovery Act of 1976, 43 U.S.C. (S) 6901 et seq., the Comprehensive
                                              ------
     Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
     (S) 9601 et seq., as amended by the Superfund Amendments and
              ------
     Reauthorization Act of 1986, the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C.
                     ------
     (S) 1251 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et set., the Toxic
              ------                                         ------
     Substances Control Act, 15 U.S.C. (S) 2601-2629, the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., together with all existing rules,
                             ------
     regulations and orders promulgated thereunder, and all similar applicable existing local, state and federal statutes and regulations promulgated pursuant thereto.

          (k)  "Estoppel Certificates" means the estoppel certificates to be
                ---------------------
     delivered by each tenant in accordance with the provisions of Section 2.2 hereof.

          (l)  "First Lien Debt" means that certain indebtedness in the
                ---------------
     original principal amount of $6,500,000.00 to be secured by a first lien on the Project.

          (m)  "Governmental Regulations" means all laws, ordinances, rules,
                ------------------------
     regulations, statutes, building and fire codes, zoning ordinances, restrictions, restrictive covenants, judgments, orders or decrees, health and environmental laws and regulations and any and all other laws, requirements, standards and regulations or appropriate supervising boards of fire underwriters and other matters of all governmental authorities or courts of competent jurisdiction having jurisdiction over the Project, including, but not limited to the Americans with Disabilities Act.

          (n)  "Hazardous Materials" means (i) any chemical, material or
                -------------------
     substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any Environmental Laws, (ii) any oil, petroleum or petroleum derived substances, any flammable substances or explosives, any radioactive materials, any asbestos or any substance containing more than 0.1 percent asbestos, any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and any urea formaldehyde insulation, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Laws.

          (o)  "Improvement Costs"  means certain costs which are incurred
                -----------------
     prior to the Closing Date or will be incurred subsequent to the Closing Date by the Partnership with respect to (i) the renovation of the Improvements, and (ii) the performance of the Partnership's obligations under the Prentiss Lease and any other Lease covering the Project for the construction of tenant improvements and other costs required to be paid by the landlord under the Leases in question, the funds to pay such costs to be funded from proceeds of the Improvement Cost Loan or funds deposited into the Improvement Cost Escrow.

          (p)  "Improvement Cost Loan" means that certain loan in an amount
                ---------------------
     of up to $450,000.00 to be made to the Partnership from a financial institution for the purpose of funding the Improvement Costs in excess of that funds are available from funds to be deposited into the Improvement Cost Escrow by the Partnership.

          (q)  "Improvement Cost Escrow" means that certain escrow
                -----------------------
     arrangement created by the Partnership in respect to the payment of Improvement Costs, the funds placed into such escrow being funded from the proceeds of the First Lien Debt.

          (r)  "Improvements" means all buildings, structures, and other
                ------------
     improvements, including such fixtures as shall constitute real property, located on the Land including, but not limited to, the office buildings, parking lots and all other amenities, together with the Partnership's interest, if any, in all machinery, fixtures and equipment used in the general operation of such buildings and improvements, and/or affixed to or located upon the Land, along with all accessions and additions thereto, excluding therefrom any machinery, fixtures, equipment or personal property owned by Tenants at the Project.

          (s)  "IPO" means the proposed initial public offering of securities
                ---
     in the PPL REIT.

          (t)  "Land" means the tracts or parcels of real property more
                ----
     particularly described on Exhibit "A" attached hereto and made a part
                               -----------
     hereof for all purposes, together with all and singular all right, title and interest of the Partnership, reversionary or otherwise, in and to all easements in or upon the Land and all other rights and appurtenances belonging or in anywise pertaining thereto, if any, including any right, title, and interest of the Partnership in and to any land lying in the bed of any street, road or access way, right-of-way, alley, opened or proposed, in front of, at a side of or adjoining the Land to the centerline thereof.

          (u)  "Leases" means all leases, licenses, franchises, concessions
                ------
     and other occupancy agreements for the use or occupancy of any portion of the Project, together with all rents, issues, profits, and deposits thereunder and all amendments thereto.

          (v)  "Major Leases" means any Lease covering in excess of the
                ------------
     lesser of (i) ten percent (10%) of net rentable area in the Project, or
     (ii) 5,000 square feet of net rentable area in the Project, as reflected in the Rent Roll, as hereinafter defined.

          (w)  "Miscellaneous Assets" means all contract rights, leases,
                --------------------
     concessions, assignable warranties, and other items of intangible personal property owned by the Partnership (but only to the extent assignable) and relating to the ownership or operation of the Land and Improvements, including, but not limited to, (i) the Service Contracts, (ii) the Permits, (iii) the Leases, (iv) assignable utility and similar deposits,
     (v) prepaid license and permit fees, (vi) the Warranties and (vii) the Books and Records.

          (x)  "O'Hare, Inc."  means PRENTISS O'HARE ILLINOIS, INC., an
                ------------
     Illinois corporation.

          (y)  "O'Hare, Inc.'s Actual Knowledge" shall have the meaning set
                -------------------------------
     forth in Section 4.2 hereof.

          (z)  "O'Hare II"  means PRENTISS O'HARE ILLINOIS II, INC., an
                ---------
     Illinois corporation.

          (aa) "Partnership" means O'HARE TECH CENTER ASSOCIATES L.P.-II, an
                -----------
     Illinois limited partnership.

          (bb) "Partnership Agreement" means that certain Agreement of Limited
                ---------------------
     Partnership dated May 21, 1996, pursuant to which the Partnership was formed.

          (cc) "Partnership Interests" means the general and limited
                ---------------------
     partnership interests in the Partnership owned by O'Hare, Inc. and the limited partnership interest in the Partnership owned by O'Hare II.

          (dd) "Permits" means all licenses and permits issued to or for the
                -------
     benefit of the Partnership and used or relating to the ownership or operation of the Project in accordance with its current use.

          (ee) "Person" means an individual, partnership, joint venture,
                ------
     corporation, limited liability company, joint stock company, trust (including a business trust), unincorporated association or other entity, or a government or any political subdivision or agency thereof.

          (ff) "Personal Property" means all tangible personal property,
                -----------------
     fixtures, furniture, furnishings, equipment, machinery, apparatus, appliances, and other articles of depreciable personal property now owned by the Partnership, located on or in the Land and the Improvements and used or usable in connection with any part of the Project. The term "Personal Property" specifically excludes any and all bank accounts of the Partnership and any sums deposited therein, title to which shall be retained by the partners of the Partnership (other than the Improvement Cost Escrow which shall be retained by the Partnership).

          (gg) "PPAP" means PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.,
                ----
     a Delaware limited partnership.

          (hh) "PPL REIT" means the corporation or real estate investment
                --------
     trust to be formed by Purchaser to operate as a real estate investment trust under the Internal Revenue Code of 1986, as amended, to conduct the IPO, and to acquire directly or indirectly all or a portion of the Partnership Interests and interests in other real properties, assets, partnerships and related service businesses.

          (ii) "Prentiss Lease" means that certain lease  for space in the
                --------------
     Project to be entered into by the Partnership and Prentiss Properties Limited, Inc.

          (jj) "Project" means the Land, the Personal Property, the
                -------
     Miscellaneous Assets and the Improvements.

          (kk) "Purchase Price" means the sum of (i) $3,314.568.00, plus (ii)
                --------------
     the Purchaser's assumption of certain guaranty obligations of O'Hare II, plus (iii) the Purchaser's agreement to fund into the Partnership necessary sums to pay in full the unpaid principal balance of the Improvement Cost Loan, plus (iv) Purchaser's agreement to fund into the Partnership necessary sums to pay the Improvement Costs in excess of sums held in the Improvement Cost Escrow or funds available under the Improvement Cost Loan.

          (ll) "Purchaser" means PRENTISS PROPERTIES LIMITED, INC., a
                ---------
     Delaware corporation.

          (mm) "Rent Roll" shall have the meaning set forth in Section
                ---------
     4.1(b)(iii)(A) of this Agreement.

          (nn) "Securities Act" means the Securities Act of 1933, as amended.
                --------------

          (oo) "Selling Partners" means O'Hare, Inc. and O'Hare II.
                ----------------

          (pp) "Service Contracts" means all service contracts, landscaping
                -----------------
     contracts, management contracts, maintenance arrangements, or other agreements entered into by or on behalf of the Partnership affecting the operation of the Project, copies of which will be delivered to Purchaser pursuant to Section 2.1 hereof.

          (qq) "State" means the State in which the Project is situated.
                -----

          (rr) "Tenant" means any Person occupying any portion of the Project
                ------
     under or pursuant to a Lease.

          (ss) "Units" means units of limited partnership interest in PPAP.
                -----

          (tt) "Warranties" means all warranties and guaranties relating to
                ----------
     the Project, or any part thereof, or to the Personal Property or Improvements, or construction thereof.

     Section 1.2    Sale and Delivery of the Partnership Interests.   Selling
     -----------    ----------------------------------------------
Partners hereby agree to sell, transfer and assign the Partnership Interests to Purchaser or its designees or assigns, and

Purchaser hereby agrees to purchase the Partnership Interests from Selling Partners, upon and subject to the terms and provisions hereinafter set forth. Purchaser may designate one or more Affiliates to take title of up to one percent (1%) of the Partnership Interests.

     Section 1.3    Purchase Price for the Partnership Interests.  The Purchase
     -----------    --------------------------------------------
Price shall be payable to the Selling Partner on the Closing Date plus or minus prorations and adjustments as hereinafter provided. The Purchase Price shall be allocated among the Selling Partners and payable in the manner set forth in
Section 1.5 below.

     Section 1.4    Independent Consideration.  Concurrently herewith Purchaser
     -----------    -------------------------
has paid to Selling Partners the sum of $100.00 each, which shall be independent consideration (the "Independent Consideration") for the agreements of Selling Partners set forth herein. The Independent Consideration shall be in addition to the Purchase Price. If the Closing does not occur for any reason, the Independent Consideration shall be deemed earned and shall be retained by each of Selling Partners.

     Section 1.5    Payment of Purchase Price. The payment of the Purchase Price
     -----------    -------------------------
shall be made as follows:

          (a)  TO O'HARE, INC.  By the delivery of that number of Units which
               ---------------
     shall be calculated by dividing the sum of $3,314,568.00 by the mid-point of the offering price range for one (1) common share of beneficial interest of the PPL REIT as set forth in the final "red-herring" prospectus for the IPO. O'Hare, Inc. acknowledges that PPAP will not issue fractional Units. Thus, the result of the calculation set forth above will be rounded to the nearest whole number of Units (.50 rounded down).

          (b)  TO O'HARE II  The assumption by Purchaser of the guaranty
               ------------
     obligations of O'Hare II under the First Lien Debt.

          (c)  TO O'HARE, INC. AND O'HARE II  The agreement by Purchaser to
               -----------------------------
     fund into the Partnership sums necessary to pay the unpaid principal balance of the Improvement Loan plus sums necessary to fund the costs related to the Improvement Costs in excess of the amounts held in the Improvement Cost Escrow or funds available under the Improvement Loan.

     Section 1.6    Additional Consideration From O'Hare,Inc. to Purchaser.  In
     -----------    ----------------------------------------------------
consideration for sums to be received pursuant to Section 1.5 hereof by O'Hare, Inc., O'Hare, Inc. hereby agrees for the benefit of Purchaser that O'Hare, Inc. shall execute and deliver a guaranty agreement, to be in the form and contain the content as may be reasonably approved by O'Hare, Inc. and Purchaser, whereby O'Hare, Inc. guarantees indebtedness of Purchaser in the amount of $1,345,507. The indebtedness to be guaranteed by O'Hare, Inc. shall have a term in excess of three (3) years. O'Hare, Inc.'s guaranty obligations shall expire on December 31, 1998. The aforementioned guaranty agreement shall be executed and delivered on the Closing Date or thereafter and the direction of Purchaser, so long as the request to deliver the guaranty agreement is made within six (6) months following the Closing Date.

                                ARTICLE II

                    APPROVAL OF DOCUMENTS; INSPECTIONS
                    ----------------------------------

     Section 2.1    Items to be Furnished to Purchaser.  Within thirty (30) days
     -----------    ----------------------------------
after the Effective Date, Selling Partners shall cause the Partnership to furnish to Purchaser, true, correct, complete, and legible copies of the items listed on Exhibit "B" attached hereto and made a part hereof for all purposes.
          -----------
In addition to the foregoing, Selling Partners shall make available to Purchaser for its review either at the Project or at such other place as may be reasonably convenient to Purchaser and Selling Partners copies of all other records relating to the ownership and operation of the Project and the Partnership, in Selling Partners's or the Partnership's possession or control.

     Section 2.2    Estoppel Certificates.  Within thirty (30) days after the
     -----------    ---------------------
Effective Date, Selling Partners will cause the Partnership to deliver to each Tenant a form of Estoppel Certificate, to be in the form and contain the content of the Estoppel Certificate attached hereto as Exhibit "C" and made a part
                                               -----------
hereof for all purposes, and will use its reasonable efforts to cause each Tenant to execute and deliver to Purchaser an Estoppel Certificate on or before the Closing Date.

     Section 2.3    Inspection.
     -----------    ----------

          (a) During the period commencing on the Effective Date and ending on the Closing Date or the earlier termination of this Agreement (the "Inspection Period"), Purchaser, upon reasonable notice to Selling Partners and the Partnership, shall have reasonable access to the Project and the Partnership's Books and Records, either personally or by authorized agent, to inspect the Project and the Books and Records of the Partnership, the items delivered pursuant to this Article II and any other documents and records available which are normally maintained in the operation of the Project or the Partnership.

          (b) From the Effective Date until the Closing Date or earlier termination of this Agreement, Selling Partners will fully cooperate and cause the Partnership to fully cooperate with Purchaser, at no cost or expense to Selling Partners or the Partnership, in the conduct of Purchaser's inspection of the Project and the Books and Records of the Partnership. Such inspections (and any inspections performed in accordance with the sentence next following) may be conducted at all reasonable times, so long as such activities do not unreasonably interfere with the Tenants in occupancy. Selling Partners will permit Purchaser and current and prospective underwriters involved in the IPO, and the agents, attorneys, accountants, and representatives of all of the foregoing, upon reasonable notice (but without having to obtain further approval), to enter upon and inspect the Project, at reasonable times during normal working hours, all premises leased to Tenants, all mechanical equipment, systems, and fixtures forming a part thereof, and all Books and Records. Selling Partners will permit Purchaser and the underwriters involved in the IPO, and the agents, attorneys, accountants, and representatives of all of the foregoing, at no cost or expense to Selling Partners or the Partnership, to audit the Books and Records, and to conduct such investigations, tests, or inspections as Purchaser deems appropriate including, without limitation, sampling studies to ascertain whether or not there is any Hazardous Substance on, in, or under the Project. In conducting any such entry, investigation, test, or inspection, no party permitted entry hereunder will unreasonably interfere with the operation of the Project or the peaceable possession by individual Tenants of their respective premises. To the extent that Persons other than Purchaser join in such inspections, Purchaser shall secure from such Persons their agreement to hold any such information in confidence pending the closing of the transaction contemplated hereby, with the exception of the use of such materials during the disclosure process in connection with the IPO.

          (c) Purchaser shall maintain comprehensive general liability (occurrence) insurance in terms and amounts reasonably satisfactory to Selling Partners and the Partnership covering any accident arising in connection with the presence of Purchaser, its agents and representatives on the Project and shall deliver a certificate of insurance verifying such coverage to Selling Partners prior to entry upon the Project.

          (d) Purchaser agrees to fully and completely repair and restore the Project in the event of any damage whatsoever occurring by Purchaser, Purchaser's Affiliates or consultants during the pendency of this Agreement. Purchaser hereby indemnifies and holds Selling Partners harmless from and against any loss, damage, injury, claim or cause of action Selling Partners or the Partnership may suffer or incur as a result of Purchaser's inspections of the Project undertaken pursuant to this Agreement. The indemnity set forth in this subparagraph (d) shall survive the Closing or the termination of this Agreement.

          (e) If, during the Inspection Period, Purchaser shall discover any condition or circumstance, which in Purchaser's sole discretion, judgment and opinion makes Purchaser's investment in the Partnerships an unacceptable risk, Purchaser shall be entitled, as its sole and exclusive remedy, to terminate this Agreement by giving written notice to Selling Partners, on or before the expiration of the Inspection Period, whereupon this Agreement shall terminate, and upon such termination, neither Selling Partners nor Purchaser shall have any further obligation or liability hereunder.

     Section 2.4    Purchaser's Acknowledgement.  Purchaser acknowledges that,
     -----------    ---------------------------
with the exception of the representations and warranties set forth in this Agreement, the Partnership Interests shall be acquired on a basis that is without representation or warranty, including any representations or warranties relating to the Project, which as of the Closing Date shall be in its present condition, subject to reasonable use, wear, tear and natural deterioration between the Effective Date and the Closing Date. In such regard, there shall be no reduction in the Purchase Price for any change in the condition of the Project by reason of any events, subsequent to the Effective Date, except by reason of condemnation or casualty. Purchaser further acknowledges that it has not been induced by nor has it relied upon any representations, warranties or other statements, whether express or implied, made by Selling Partners, or any of its agents, employees or other representatives, which are not expressly set forth in this Agreement or in the materials to be delivered to Purchaser in accordance with the terms and provisions hereof.

                                ARTICLE III

              THE CLOSING DATE AND THE CLOSING; OBLIGATIONS
          OF PURCHASER AND Selling Partners WITH RESPECT THERETO
          ------------------------------------------------------

     Section 3.1    The Closing and the Closing Date.  The purchase of the
     -----------    --------------------------------
Partnership Interests contemplated by the terms and conditions of this Agreement shall be consummated at the Closing to be held on the Closing Date.

     Section 3.2    Selling Partners' Obligations at the Closing.
     -----------    --------------------------------------------

          (a)  At the Closing, Selling Partners shall do the following:

               (i) Execute and deliver to Purchaser a good and sufficient assignment of partnership interests (the "Assignment") (with warranty limited to Selling Partners' acts) in the form approved by Purchaser and Selling Partners, conveying the title in and to the Partnership Interests free and clear of all liens or encumbrances;

               (ii) Execute and deliver to Purchaser an amendment to the Partnership Agreement (the "Amendment"), in the form approved by Purchaser and Selling Partners, covering the withdrawal of Selling Partners and the admittance of Purchaser or its designees as partners in the Partnership and such other matters as Purchaser may reasonably require;

               (iii) Execute, acknowledge and deliver an affidavit in form reasonably acceptable to Purchaser, stating, under penalty of perjury, Selling Partners' U.S. taxpayer identification number and that Selling Partners are not foreign persons within the meaning of Section 1445 of the Internal Revenue Code;

               (iv) Execute and deliver to Purchaser a Closing Certificate (herein so called), in the form and containing the content of the Closing Certificate attached hereto as "Exhibit "D" and made a part hereof for all purposes;
                      -----------

               (v) Deliver to Purchaser Estoppel Certificates from the Tenants under Major Leases and the Tenants under non-Major Leases who have executed and delivered Estoppel Certificates, together with Selling Partners' certificate, in respect to the Tenants under non-Major Leases who have failed to deliver Estoppel Certificates, to the effect that the information contained in the Estoppel Certificates presented to the Tenants under non-Major Leases in question is true and correct and no known defaults on the part of such Tenants exist or with the passage of time will exist;

              (vi) Deliver or cause the Partnership to deliver to Purchaser satisfactory evidence that all necessary corporate, partnership, or other action on the part of Selling Partners have been taken with respect to the consummation of the transaction contemplated hereby;

              (vii) Complete, execute, and deliver to PPAP or any other transferor of the Units (1) the Prospective Subscriber Questionnaire attached hereto as Exhibit "E"; and (2)
                                                      -----------
                     the Investor Letter attached hereto as Exhibit "F";
                                                            -----------

              (viii) Deliver to Purchaser such other assignments and
                     documents as may be required pursuant to the provisions hereof or mutually agreed by counsel for Selling Partners and Purchaser to be necessary to fully consummate the transaction contemplated hereby; and

               (ix) Cause O'Hare, Inc., at Purchaser's direction, to execute and deliver the guaranty agreement contemplated by
                     Section 1.6 hereof.

          (b) If Selling Partners fail or are unable to deliver any of the items set forth in this Section 3.2 at the Closing, Purchaser may
     (i) elect to waive such failure and close the transaction, or
     (ii) exercise any one or more of its options under Section 6.1(b) hereof.

     Section 3.3    Purchaser's Obligations at the Closing.
     -----------    --------------------------------------

          (a) At the Closing, and upon receipt of all items to be delivered to Purchaser under Section 3.2 above, Purchaser shall do the following:

              (i)    Deliver the Purchase Price in accordance with
                     Section 1.5 hereof;

              (ii) Execute and deliver to Selling Partners counterparts of the Assignment to be executed and delivered by Selling Partners pursuant to Section 3.2 above;

              (iii) Execute and deliver to Selling Partners counterparts of the Amendment to be executed and delivered by Selling Partners pursuant to Section 3.2 above;

              (iv) Deliver to Selling Partners satisfactory evidence that all necessary corporate, partnership, or other action by Purchaser has been taken with respect to the consummation of the transaction contemplated hereby;

               (v) Execute and deliver to Selling Partners such agreements as may be reasonably necessary to (a) satisfy O'Hare II that Purchaser has assumed the guaranty obligations of O'Hare II under the First Lien Debt and (b) evidence Purchaser's agreement to fund sums into the

                     Partnership as contemplated in this Agreement in respect to the payment of Improvement Costs; and

              (vi) Deliver to Selling Partners such other instruments or documents as may be required pursuant to the terms hereof or mutually agreed by counsel for Selling Partners and Purchaser to be necessary to fully consummate the transaction contemplated hereby.

          (b) If Purchaser fails or is unable to deliver any items set forth in this Section 3.3 at the Closing, Selling Partners may (i) elect to waive such failure and close the transaction, or (ii) exercise their remedies under Section 6.2(b) hereof.

                                ARTICLE IV

                 REPRESENTATIONS, WARRANTIES AND COVENANTS
                 -----------------------------------------

     Section 4.1    Representations and Warranties of Selling Partners.
     -----------    --------------------------------------------------

          (a) Selling Partners hereby represent and warrant to Purchaser, as of the date hereof and as of the Closing Date, the following:

              (i) Each Selling Partner is the legal and beneficial owner of the respective Partnership Interest owned by the Selling Partner in question. The Partnership Interests are owned by each Selling Partners free and clear of all liens, security interests, pledges, assessments, charges, adverse claims, restrictions and other encumbrances created by either of the Selling Partners or their predecessors in interest, except as set forth in the Partnership Agreement. Other than the rights and obligations arising under this Agreement and the Partnership Agreement, the Partnership Interests are not subject to any rights of any other person to acquire the same, nor are the Partnership Interests subject to any restrictions on transfer thereof, except for restrictions imposed by the Partnership Agreement and applicable federal and state securities laws.

              (ii) Each Selling Partner has been duly formed and is validly existing as a corporation under the laws of the State of its domicile, and is or will be as of the Closing Date duly registered or qualified to do business in the State of Texas. The execution, delivery and performance of this Agreement and all other documents, instruments and agreements to be executed and delivered by Selling Partners pursuant to this Agreement (collectively, "Selling Partners' Documents") are within the corporate power of Selling Partners and have been duly authorized by all necessary and appropriate corporate action.

              (iii) To the Selling Partner's Actual Knowledge, neither the execution and deliver of this Agreement and Selling Partners' Documents nor the consummation of the transaction contemplated hereby conflicts with or will result in a material breach of any of the provisions of, or constitute a default under, (a) the corporate documents of Selling Partners or (b) any agreement or instrument to which Selling Partners are a party or by which they are bound. To the Selling Partner's Actual Knowledge, there are no actions, voluntary or involuntary, pending against either of the Selling Partners under any bankruptcy, reorganization, arrangement, insolvency or similar federal or state statute.

              (iv) Neither Selling Partner is a "foreign persons" as defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.

          (b) O'Hare I hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, the following:

              (i) The Partnership has been duly formed and is validly existing as a limited partnership under the laws of the State of Illinois, and will be at Closing duly registered or qualified to do business in the State of Texas.

              (ii) Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby conflicts with or will result in a material breach of any of the provisions of, or constitute a default under, any agreement or instrument to which the Partnership is a party or by which it is bound. There are no actions, voluntary or involuntary, pending against the Partnership under any bankruptcy, reorganization, arrangement, insolvency or similar federal or state statute.

              (iii)  With respect to the Leases:

                     (A) As of the date of the Rent Roll to be delivered
                         pursuant to Section 2.1 hereof (the "Rent Roll"), there will be no tenant leases, tenancy agreements, licenses, occupancy agreements or any amendments, renewals, assignments, subletting and guaranties thereof, or surrender agreements and termination agreements related thereto, affecting the Project, or any portion thereof, other than the Leases set forth in the Rent Roll and any subleases, licenses or occupancy agreements which have (1) been entered into by Tenants of the Project with third parties and (2) not been disclosed in writing to O'Hare, Inc.

                     (B) The Rent Roll shall contain a complete and
                         accurate list of the names of the Tenants, the date of each Lease (and any amendments thereto), the space covered thereby and the current rental payable thereunder. The information to be contained in the Rent Roll shall be true, complete and correct in all material respects as of the date of the Rent Roll.

                     (C) The copies of the Leases heretofore or hereafter
                         delivered by Selling Partners to Purchaser are or shall be true, complete and correct copies of the Leases.

                     (D) To the Actual Knowledge of O'Hare, Inc., each of
                         the Leases is in full force and effect and has not been amended, modified or extended, except as set forth in the Rent Roll. To O'Hare, Inc.'s Actual Knowledge, except as set forth in the Rent Roll or otherwise disclosed to Purchaser in writing, the Partnership will have performed and observed in all material respects as of the Closing Date, for all periods following the date of the acquisition of the Project by the Partnership, all of (and will not in material default, excluding any grace periods, in the performance or observance of the terms, covenants and conditions on the Partnership's part to be performed or observed under the Leases. Except as set forth in the Rent Roll or otherwise disclosed to Purchaser in writing, neither the Partnership nor Selling Partners will have given, nor will have the Partnership or Selling Partners received, any written notice of a default under any of the Leases which remains uncured.

                     (E) To O'Hare, Inc.'s Actual Knowledge, except as set
                         forth in the Rent Roll or the Leases or otherwise disclosed to Purchaser in writing, no Tenant under any of the Leases (1) is currently or will be contesting (in writing) any item of rent charged under any of the Leases or is currently or will be claiming (in writing) an overcharge of operating expenses; (2) is entitled to any concessions or abatements, rebates, set-offs or free rent with respect to any item of rent for any period subsequent to the Closing, and all items of an inducement nature to be performed by the landlord under the Leases prior to the Closing Date will have been performed prior to the Closing Date, or (3) has or will have any option or right of first offer or first refusal to purchase the Project or any part thereof.

                     (F) To the Actual Knowledge of O'Hare, Inc., except
                         as noted in the Rent Roll or otherwise disclosed to Purchaser in writing, the Partnership's historical billing practices to Tenants for additional rents and percentage rents is consistent with the requirements of each Lease.

              (iv)   With respect to the Service Contracts:

                     (A) As of the Closing Date, there are no written
                         equipment leases or service, maintenance or other similar contracts or agreements affecting the Project, or any portion thereof, other than (1) the Service Contracts and (2) any equipment leases or other contracts or agreements that may have been entered into by Tenants (or subtenants of Tenants) of the Project with third parties; and

                     (B) Each Service Contract will be, as of the Closing
                         Date, in full force and effect and will not have been amended except as disclosed to Purchaser in writing by O'Hare, Inc. As of the Closing Date, neither the Partnership nor Selling Partners shall have given, nor will have the Partnership or Selling Partners received, any written notice of a default under any of the Service Contract which remains uncured, except as may be disclosed to Purchaser in writing by Selling Partners on or prior to the Closing Date.

              (v) As of the date hereof, to O'Hare, Inc.'s Actual Knowledge, there is not any pending, nor has the Partnership or Selling Partners received written notice of any threatened:

                     (A) proceeding, suit or action against the
                         Partnership or Selling Partners which, if adversely decided, would prevent or materially delay the consummation of the transaction contemplated by this Agreement or materially adversely affect the Project or the Partnership, including, without limitation, pending or threatened suits, actions or proceedings with respect to all or part of the Project (1) for condemnation, (2) alleging any violation of any Governmental Regulation, (3) which could result in the imposition of a lien against the Project or (4) which could increase real property taxes or assessments levied against the Project (other than the normal and routine assessment and reassessment process conducted by applicable governmental authorities), or

                     (B) proceeding to change or redefine the zoning
                         classification applicable to any portion of the Project that would cause the Project to become a "non-conforming" use, or

                     (C) proceeding to change any road patterns or grades
                         that would materially adversely affect access to any roads providing a means of ingress to or egress from the Project, or

                     (D) proceeding seeking a reduction of real estate
                         taxes imposed on the Project or any portion thereof, or

                     (E) pending imposition of any special or other
                         assessments for public betterments that may affect any portion of the Project or the ownership thereof.

              (vi) To O'Hare, Inc.'s Actual Knowledge (a) the Project does not violate any Governmental Regulation in any material respect, and (b) the current operation and use of the Project complies in all material respects with all applicable Governmental Regulations.

              (vii) To O'Hare, Inc.'s Actual Knowledge, (A) all Permits required for the continued use and occupancy of the Project (as the same is presently used under the Leases) have been obtained from all appropriate governmental authorities, are fully paid for, are in full force and effect, and will not be revoked, invalidated or violated by the consummation of the transaction contemplated by this Agreement, and (B) the Project remains in compliance in all material respects with all applicable requirements and conditions with respect to the issuance of the Permits, which were in effect at the time of the issuance thereof.

              (viii) Except as previously disclosed in writing by O'Hare, Inc.
                     to Purchaser, to O'Hare, Inc.'s Actual Knowledge, the Project has not been designated as a landmark or is not located in a conservation or historic district or in an area that has been identified as having special flood hazards.

              (ix) To O'Hare, Inc.'s Actual Knowledge, other than the burdens affecting the Project as a result of the Condominium Regime, the Project is an independent unit which, as of the date hereof, does not rely on any facilities (other than the facilities of public utility companies) located on any property not included in the Project to (A) fulfill the requirements of any Governmental Regulation, (B) provide structural support or furnish any essential building system or utility or
                     (C) fulfill the requirements of any of the Leases. Except as may be reflected in the Condominium Regime, no building or other improvement not included in the Project relies on any part of the Project to (1) fulfill the requirements of any Governmental Regulation, or (2) provide structural support or furnish any essential building system or utility.

              (x) To O'Hare, Inc.'s Actual Knowledge, for any period following the Cut Off Date, there has not been any material damage to any portion of the Project caused by fire or other casualty that has not been repaired or restored.

              (xi) To O'Hare, Inc.'s Actual Knowledge, the real property and improvements that constitute the Project together with the Partnership's interests in the Condominium Regime are assessed as one tax lot that is separate and distinct from the tax lot allocated to any other parcel of land or any other improvements.

              (xii) To O'Hare, Inc.'s Actual Knowledge, except as otherwise disclosed in any environmental report delivered by Selling Partners to Purchaser with respect to the Project ("Environmental Report"), (A) no Hazardous Materials have been stored, disposed of, released or transported at or from the Project, or any portion thereof, in violation of, or requiring remediation under, any Environmental Laws (the foregoing representation does not apply to the customary and ordinary application, storage and use of chemicals for landscape maintenance, janitorial services, and pest control); and (B) there have been no and are no (1) aboveground or underground storage tanks; (2) polychlorinated biphenyls ("PCBs") or PCB-containing equipment; (3) asbestos containing materials; (4) lead based paints; or (E) dry-cleaning facilities in, on, under or at the Project; or (5) wetlands located on or at the Project.

              (xiii) There is now in full force and effect with reputable insurance companies, casualty and liability insurance policies with respect to the Project in commercially reasonable amounts.

              (xiv) To O'Hare, Inc.'s Actual Knowledge, the Rent Roll and the operating statements for the Project provided by Selling Partners or the Partnership to Purchaser present fairly the financial condition of the Project as of their respective dates and the results of the Project's operations for the periods reflected therein.

              (xv) The Partnership has no employees and is not a party to any union, labor or collective bargaining agreement affecting the Project.

              (xvi) The Partnership has filed all income, franchise, sales, payroll and other tax returns and reports of every nature required to be filed by it accurately reflecting all taxes owing to the United States or any other government, government subdivision or taxing authority, and it has paid in full or made adequate provision for the payment of all taxes and duties (including penalties and interest) for which it has or may have liability. None of Selling Partners has any knowledge of any unassessed tax deficiency proposed or threatened against the Partnership as a result of the operation of its business. There are no liens on the assets of the Partnership as a result of any tax liabilities except for taxes not yet due and payable. There are, as of the date of this Agreement, no, and after the date of this Agreement there will not be any, tax deficiencies (including penalties and interest) of any kind assessed against or relating to the Partnership with respect to any taxable periods ending on or before, or including, the Closing Date of a character or nature that would result in liens or claims on any of the Property, or on the Partnership's title to or use of the Property, or that would result in any claim against the Partnership.

              (xvii) The copies of the Partnership Agreement and the amendments, if any, heretofore delivered to Purchaser by Selling Partners are true and correct copies of the documents governing the formation and existence of the Partnership and there are no other agreements, documents or other instruments of any nature which govern the relationship of the partners in the Partnership or its assets.

          (c) With respect to receipt of the Units, O'Hare, Inc. warrants and represents to Purchaser and to PPAP, as of the date hereof and as of the Closing Date, as follows:

              (i) O'Hare, Inc. (A) understands the risks of, and other considerations relating to accepting Units in connection with its sale of the Partnership Interests pursuant to this Agreement; (B) is an "accredited investor" as defined in the Securities Act, (C) by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to the transaction contemplated by this Agreement, (1) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type, that it is capable of evaluating the merits and risks of an investment in PPAP and of making an informed investment decision, and (2) is capable of protecting its own interest or has engaged representatives or advisors to assist it in protecting its interest, and (D) is capable of bearing the economic risk of such investment.

              (ii) O'Hare, Inc. (A) understands and acknowledges that an investment in PPAP involves substantial risks; (B) has been given the opportunity to make a thorough investigation of the proposed activities of PPAP; (C) has been afforded the opportunity to obtain any information deemed necessary by Selling Partner; (D) confirms that all documents, records, and books pertaining to its investment in PPAP and requested by Selling Partner have been made available or delivered to Selling Partner; (E) has had an opportunity to ask questions of and receive answers from PPAP, or from a person or persons acting on PPAP's behalf, concerning the terms and conditions of the transaction contemplated by this Agreement and its acquisition of Units; and (F) has relied upon, and is making its investment decisions, solely upon such information as has been provided to Selling Partner in writing by PPAP.

              (iii) The Units to be transferred to O'Hare, Inc. pursuant to this Agreement will be acquired by O'Hare, Inc. for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to O'Hare, Inc.'s right (subject to the terms of the partnership agreement of PPAP) at all times to sell or otherwise dispose of all or any part of its Units under an exemption from such registration available under the Securities Act and applicable state securities laws, and subject, nevertheless, to the disposition of its assets being at all times within its control. O'Hare, Inc. was not formed for the specific purpose of acquiring an interest in PPAP.

              (iv) O'Hare, Inc. acknowledges that (A) the Units to be issued to O'Hare, Inc. will not have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are to be represented by certificates, such certificates will bear a legend to such effect; (B) Purchaser's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations, warranties and covenants of O'Hare, Inc. contained herein; (C) such Units, therefore, will not be able to be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available; (D) there will be no public market for such Units; (E) Units to be issued to O'Hare, Inc. will not be transferable without the prior written consent of the general partner of PPAP which consent shall not be withheld if the general partner of PPAP determines that the transfer of same is a valid private placement under applicable Federal and State securities laws; (F) PPAP has no obligation or intention to register such Units for resale under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws; (G) because of the restrictions on transfer or assignment of such Units to be issued hereunder set forth in the partnership agreement of PPAP and/or in a stock restriction agreement, O'Hare, Inc. may have to bear the economic risk of the investment commitment evidenced by this Agreement and any Units acquired hereby for an indefinite period of time, and (H) under the terms of the partnership agreement of PPAP, as it will be in effect on the Closing Date, Units will not be redeemable at the request of the holder thereof for cash (or at the option of the PPL REIT, for common stock in the PPL REIT) prior to the first anniversary of their issuance.

              (v) The address set forth for O'Hare, Inc. in this Agreement is the address of O'Hare, Inc.'s principal place of business or residence, as applicable, and O'Hare, Inc. has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which principle place of business or residence, as applicable, is cited.

     Section 4.2    Knowledge Standard.  For purposes hereof, wherever the term
     -----------    ------------------
"O'Hare, Inc.'s Actual Knowledge" or the term "Selling Partners' Actual Knowledge" is used it shall be limited to the knowledge of Thomas F. August and Dennis J. DuBois. Notwithstanding anything herein contained to the contrary, in the event that Purchaser prior to Closing has knowledge of any fact or circumstance that would make any of the representations or warranties of Selling Partners set forth herein untrue or incorrect, Selling Partners shall not be deemed to be in default hereunder by reason of the fact that such representation or warranty is in fact untrue or incorrect.

     Section 4.3    Survival of Representations and Warranties.  Except as
     -----------    ------------------------------------------
otherwise set forth herein, the representations and warranties set forth in
Section 4.1 hereof shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and all of such representations and warranties, other than those set forth is Subsections 4.1 (a)(i) through (iv) inclusive, (b)(i), (b)(ii), and (c)(i) through (v) inclusive above, shall survive the Closing for a period of twelve
(12) months, at which time they shall expire and terminate and be of no further force and effect unless a claim for breach thereof has been instituted within such twelve (12) month period. The representations and warranties set forth in Subsections 4.1 (a)(i) through (iv) inclusive, (b)(i), (b)(ii), and (c)(i) through (v) inclusive, above, shall survive the Closing without limitation of time constraints.

     Section 4.4    Selling Partners' Obligation to Notify Purchaser of Change.
     -----------    ----------------------------------------------------------
If, prior to the Closing Date, either Selling Partners or the Partnership become aware that any representation or warranty set forth in Section 4.1 hereof which was true and correct on the date hereof has become incorrect in any material respect, either prior to or at Closing, due to changes in conditions or the discovery of information by Selling Partners or the Partnership of which Selling Partners were unaware on the date hereof, Selling Partners shall immediately notify Purchaser thereof. Upon receipt of such notification, if such change is material and adverse with respect to the acquisition of the Project, Purchaser shall have the option of terminating this Agreement whereupon this Agreement shall become null and void and of no further force or effect and neither party shall have any further obligation one to the other. If Purchaser does not exercise its option to terminate this Agreement by reason of any such change in conditions, appropriate modifications shall be made in the terms hereof to reflect the change in the conditions to the mutual satisfaction of Selling Partners and Purchaser.

     Section 4.5    Operation of Project Prior to Closing.  Selling Partners
     -----------    -------------------------------------
shall (a) continue to cause the Partnership's property manager to diligently operate the Improvements and the Project in the ordinary course of business between the date hereof and the Closing Date, (b) cause the Partnership to keep, observe, and perform or cause to be performed all of its obligations as landlord under the Leases, (c) prevent the Partnership from terminating or causing the termination of any Major Lease except as the result of the default of the Tenant thereunder or the replacement of a suitable substitute, and (d) cause the Partnership to maintain and operate the Project in substantially the same condition and repair as exists on the Effective Date, reasonable wear and tear and normal replacements excepted.

     Section 4.6    Limitation on Disposition of Project and Maintenance of
     -----------    -------------------------------------------------------
Debt. Purchaser agrees that it shall not allow the Partnership to dispose of the
- ----
Project prior to December 31, 1999, unless such disposition is structured as a tax-deferred like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (which exchange will not include any cash consideration to Purchaser or its Affiliates in excess of customary costs and expenses incurred by Purchaser or its Affiliates in connection with negotiating and closing the acquisition of replacement property for the purpose of effecting such exchange). Purchaser will cause the Partnership to elect to use the "traditional method" for computing allocations of income, gain, loss, and deductions attributable to the Project as set forth in Treasury Regulation (S)1.704-3. Purchaser further agrees that from the Closing continuously through December 31, 1998, it shall cause the Partnership to maintain an outstanding balance on a line of credit or other indebtedness of at least $1,345,507.00, which amount shall be guaranteed by O'Hare, Inc. as contemplated by the provisions of Section 1.6 hereof. The provisions of this Section 4.6 will survive the Closing.

                                 ARTICLE V

                           CONDITIONS TO CLOSING
                           ---------------------

     Section 5.1    Conditions Precedent to Purchaser's Obligations.  The
     -----------    -----------------------------------------------
obligations of Purchaser hereunder to consummate the transactions contemplated hereby are subject to the satisfaction, as of the Closing Date, or within the time periods specified herein below, of each of the following conditions (any of which may be waived in whole or in part in writing by Purchaser at or prior to the Closing):

          (a) The representations and warranties of Selling Partners set forth herein shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties have been made on and as of the Closing Date;

          (b) Selling Partners shall have performed, observed and complied with all of the covenants, agreements and conditions required by this Agreement to be performed, observed and complied in all material respects with by Selling Partners prior to or as of the Closing Date;

          (c)  Purchaser, on or before the expiration of the Inspection
     Period, shall have performed such inspections, investigations and tests as Purchaser desires, in accordance with the terms of Article II of this Agreement, and Purchaser shall have determined, in Purchaser's sole discretion, that the Project is suitable for Purchaser's intended use;

          (d) Purchaser shall have received a certificate or certificates as may be acceptable to Purchaser stating that a search has been conducted by a party acceptable to Purchaser of both the state and county records in which financing statements and security agreements are filed under the Uniform Commercial Code of the State and that such searches indicate that, except security interests or liens to be released at Closing, no security interests or liens of any kind or nature, including, but not limited to, any equipment financing or leasing arrangements, are claimed by any Person against the Partnership Interests, Personal Property, or the Improvements, or any part thereof;

          (e)  The closing of the IPO shall have occurred;

          (f) Purchaser shall have received from each Tenant under a Major Lease an Estoppel Certificate duly executed by each Tenant, without material change to the form of Estoppel Certificate submitted to the Tenant in question;

          (g) No material adverse change in the condition or operation of the Project or the Partnership as they exist on the Effective Date shall have occurred between the Effective Date and the Closing Date, which change negatively and adversely affects the Project or the Partnership in any material manner; and

          (h) The Project shall have suffered no casualty loss which has not been repaired or condemnation between the Effective Date and the Closing Date which would materially and adversely affects the Project the Partnership.

     Section 5.2    Consequences of the Failure of Section 5.1 Conditions
     -----------    -----------------------------------------------------
Precedent.  The consequences of the failure of the conditions precedent to
- ---------
Purchaser's obligations to consummate the transaction contemplated hereby as set forth in Section 5.1 above are as follows:

          (a) In the event that the Closing Date has been established, Purchaser is ready, willing and able to consummate the acquisition of the Partnership Interests and the conditions set forth in subsections 5.1 (a) and/or (b) hereof have not been satisfied, Selling Partners shall be deemed in default hereunder and Purchaser shall have the option to either
     (i) waive those conditions and proceed with the Closing or (ii) exercise it rights and remedies set forth in Article VI.

          (b) In the event (i) on or prior to the expiration of the Inspection Period, Purchaser has determined that the Project is not suitable for Purchaser's intended use, or (ii) on or before the Closing Date the conditions set forth in subsections 5.1 (d), (e), (f), (g), or
     (h) hereof above have not been satisfied, Purchaser shall have the option to either (i) waive those conditions and proceed with the Closing or
     (ii) terminate this Agreement whereupon this Agreement shall become null and void and of no further force or effect and neither party shall have any further obligation one to the other.

     Section 5.3    Outside Closing Date.  In the event (i) the condition
     -----------    --------------------
precedent to Purchaser's obligations to consummate the transaction contemplated hereby set forth in Section 5.1(e) has not been satisfied on or before December 31, 1996, in a manner to permit the transaction contemplated hereby to be consummated and funded by such date, or (ii) Purchaser has not designated a Closing Date within a sufficient period of time to permit the timely closing of the transaction contemplated hereby on or before December 31, 1996, or (iii) Purchaser has not designated a Closing Date within ten (10) Business days following the date the IPO has occurred, then in such event this Agreement shall terminate and become null and void and of no further force or effect on the earlier of December 31, 1996, or on the tenth (10th) Business day following the date of the occurrence of the IPO, and neither party shall have any further obligation one to the other.

     Section 5.4    Conditions Precedent to Selling Partner's Obligations.  The
     -----------    -----------------------------------------------------
obligations of Selling Partner's to consummate the transactions contemplated hereby are subject to the consummation of the Partnership's acquisition of the Project pursuant to that certain Agreement of Purchase and Sale, dated May 6, 1996, by and between Pellinore Real Estate Corporation, as seller, and Prentiss Properties Limited, Inc., as purchaser (the "Project Purchase Agreement"). In the event on or prior to the Closing Date the transaction contemplated by the Project Purchase Agreement is not consummated, this Agreement shall terminate whereupon this Agreement shall become null and void and of no further force or effect and no party hereto shall have any further obligation one to the other.

                                ARTICLE VI

                           DEFAULTS AND REMEDIES
                           ---------------------

     Section 6.1    Selling Partners' Defaults; Purchaser's Remedies.
     -----------    ------------------------------------------------

          (a)  Selling Partners' Defaults.  Selling Partners shall be deemed
               --------------------------
     to be in default hereunder in the event that any of Selling Partners' representations hereunder are determined to be false or misleading in any material respect or in the event Selling Partners shall fail in any material respect to meet, comply with, or perform any covenant, agreement, or obligation on its part required within the time limits and in the manner required in this Agreement.

          (b)  Purchaser's Remedies.  In the event Selling Partners shall be
               --------------------
     deemed to be in default hereunder for any other reason, by virtue of the occurrence of any one or more of the events specified in Section 6.1(a) above, Purchaser may at its election (i) bring suit against Selling Partners to enforce specific performance of this Agreement together with such actions as may be available at law or in equity to recover Purchaser's actual out-of-pocket costs in the performance of reasonable due diligence, or (ii) terminate this Agreement. If the remedy of specific performance is not available Purchaser shall have no remedy for damages other that the aforementioned out-of-pocket costs. Notwithstanding anything to the contrary contained herein, to the extent any action is instituted by Purchaser from and after the Closing Date in respect to a breach of a warranty or representation hereunder, Selling Partners' liability relating to such breach shall be limited to Selling Partners' returning any Units they receive at Closing.

     Section 6.2    Purchaser's Default; Selling Partners' Remedies.
     -----------    -----------------------------------------------

          (a)  Purchaser's Defaults.  Purchaser shall be deemed to be in
               --------------------
     default hereunder in the event Purchaser shall fail in any material respect to meet, comply with, or perform any covenant, agreement, or obligation on its part required within the time limits and in the manner required in this Agreement.

          (b)  Selling Partners' Remedy.  IN THE EVENT PURCHASER SHALL BE
               ------------------------
     DEEMED TO BE IN DEFAULT AS SET FORTH IN SECTION 6.2(a) ABOVE PRIOR TO CLOSING AND SELLING PARTNERS DO NOT WAIVE SUCH DEFAULT, SELLING PARTNERS, AS SELLING PARTNERS' SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT, SHALL BE ENTITLED TO RETAIN THE INDEPENDENT CONSIDERATION, IT BEING AGREED BETWEEN PURCHASER AND SELLING PARTNERS THAT SUCH SUM SHALL BE LIQUIDATED DAMAGES FOR SUCH DEFAULT OF PURCHASER BECAUSE OF THE DIFFICULTY, INCONVENIENCE AND UNCERTAINTY OF ASCERTAINING ACTUAL DAMAGES FOR SUCH DEFAULT. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 6.2 (b) SHALL NOT LIMIT IN ANY MANNER PURCHASER'S INDEMNITY OBLIGATIONS SET FORTH IN SECTIONS 8.1 OR 8.3 HEREOF.

                                          SELLING PARTNERS' INITIALS: /s/ TFA
                                                                     --------
                                                                      /s/ TFA
                                                                     --------

                                                PURCHASER'S INITIALS: /s/ TFA
                                                                     --------

     Section 6.3    Attorneys' Fees.  Should either party employ an attorney
     -----------    ---------------
or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the non prevailing party in any action pursued in courts of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

                                ARTICLE VII

                  CLOSING COSTS; POST-CLOSING ADJUSTMENTS
                  ---------------------------------------

     Section 7.1    Closing Costs.  Except as otherwise expressly provided in
     -----------    -------------
this Agreement, costs of closing the transaction contemplated hereby shall be allocated between Selling Partners and Purchaser as follows:

          (a) Selling Partners shall pay the costs, if any, incurred by Selling Partners in connection with the performance of its obligations hereunder.

          (b) Purchaser shall pay the costs, if any, incurred by Purchaser in connection with the performance of its obligations hereunder.

     Section 7.2    Post-Closing Adjustments with Respect to Available Cash.
     -----------    -------------------------------------------------------
Purchaser and Selling Partners acknowledge that all Available Cash relating to the operations of the Partnership prior to the Closing Date shall be retained by and remain the property of the Selling Partners. Purchaser and Selling Partners further acknowledge that it may not be possible to determine or compute the exact amount of undistributed Available Cash as of the Closing Date. Therefore, Purchaser hereby agrees that it shall cause the Partnership, as soon as reasonably practicable following the Closing Date, to determine and compute the amount of undistributed Available Cash through the Closing Date and to pay over and distribute such sums to the Selling Partners in the manner contemplated by the Partnership Agreement, as if the transaction contemplated hereby had not been consummated. To the extent requested by the Selling Partners, Purchaser and/or the Partnership shall provide adequate back up and substantiation as to the manner in which undistributed Available Cash has been determined, including verification by the Partnership's independent accountants, if requested by the Selling Partners.

                               ARTICLE VIII

                              INDEMNIFICATION
                              ---------------

     Section 8.1    Brokerage Commissions.  Each party hereto represents and
     -----------    ---------------------
warrants to the other that such party has incurred no liability to any real estate broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby. It is agreed that if any claims for commissions or fees, including, without limitation, brokerage fees, finder's fees, or commissions, are ever made against Selling Partners or Purchaser in connection with this transaction, all such claims shall be handled and paid by the party whose actions or alleged commitments form the basis of such claim and such party shall indemnify and hold harmless the other from and against all such claims or demands with respect to any brokerage fees, finder's fees, or agents' commissions or other compensation asserted by any person, firm, or corporation in connection with this Agreement or the transactions contemplated hereby. The provisions of this Section 8.1 shall expressly survive the early termination of this Agreement.

     Section 8.2    Selling Partners' Indemnity.  Selling Partners agree to
     -----------    ---------------------------
indemnify and hold Purchaser harmless of and from all liabilities, claims, demands and expenses, of any kind or nature, known or unknown, fixed or contingent, arising or accruing on or before the Closing Date related to the ownership of their respective Partnership Interests, and all expenses related thereto, including, without limitation, court costs and attorneys' fees. The foregoing indemnity shall also apply to any claims, demands, causes of action, losses, damages, liabilities, costs or expenses asserted against or incurred by Purchaser at any time or from time to time by reason of or arising out of the breach of any representation or warranty of Selling Partners set forth herein. Selling Partners' liability with respect thereto shall be governed by the provisions of Section 6.1(b) hereof.

     Section 8.3    Purchaser's Indemnity.  Purchaser agrees to indemnify and
     -----------    ---------------------
hold Selling Partners harmless of and from all liabilities, claims, demands and expenses, of any kind or nature, known or unknown, fixed or contingent, arising and accruing subsequent to the Closing Date related to the ownership of the Partnership Interests, and all expenses related thereto, including, without limitation, court costs and attorneys' fees. In addition, Purchaser will indemnify and hold O'Hare, Inc. harmless from all liabilities and expenses incurred by O'Hare, Inc. resulting from its recognition of income arising directly from Purchaser's breach of Section 4.6 hereof.

                                ARTICLE IX

                               MISCELLANEOUS
                               -------------

     Section 9.1    Survival of Terms.  Except to the extent otherwise expressly
     -----------    -----------------
provided for herein, the terms and provisions hereof shall survive the Closing. The acceptance of the closing documents by Purchaser and payment of the Purchase Price shall be deemed full compliance by Selling Partners and Purchaser of all of their respective obligations arising under this Agreement and Purchaser and Selling Partners each expressly waives any noncompliance by the other party hereto with any prior obligations other than those obligations which expressly survive the closing.

     Section 9.2    Binding Effect.  This Agreement shall be binding upon and
     -----------    --------------
shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     Section 9.3    Entire Agreement; Modifications.  This Agreement embodies
     -----------    -------------------------------
and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such instrument.

     Section 9.4    Headings.  The headings contained in this Agreement are for
     -----------    --------
reference purposes only and shall not in any way affect the meaning or interpretation hereof.

     Section 9.5    Interpretation and Construction.
     -----------    -------------------------------

          (a) Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

          (b) The terms and provisions of this Agreement represent the results of negotiations between Selling Partners and Purchaser, each of which has been represented by counsel of its own selection, and neither of which has acted under duress nor compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Selling Partners and Purchaser hereby expressly waive and disclaim, in connection with the interpretation and construction of this Agreement, any rule of law or procedure requiring otherwise, including without limitation, any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared this Agreement or any earlier draft of this Agreement.

     Section 9.6    Notice.  Whenever this Agreement requires or permits any
     -----------    ------
consent, approval, notice, request or demand from one party to the other (collectively, "Notice"), such Notice must be in writing to be effective and shall be effective on the date of actual receipt of such Notice by the addressee. The following shall be prima facia evidence of actual receipt of Notice by the addressee: (a) if mailed, by a United States certified mail return receipt, signed by the addressee or the addressee's agent or representative, (b) if by telegram, by a telegram receipt signed by the addressee or the addressee's agent or representative, (c) if hand delivered (including delivery by any overnight or other delivery service), by a delivery receipt signed by the addressee or the addressee's agent or representative, or (d) if sent by facsimile transmission, with confirmation of receipt at the facsimile number to which it was sent. Each party's initial address for delivery of any Notice is designated below, but any party from time to time may designate a different address for delivery of any Notice by delivering to the other party Notice of such different address; provided, however, neither party may designate an address for delivery of Notice not located within the United States. Each party hereto covenants and agrees to mail copies of any Notice to the parties designated to receive copies of any Notice below, but the failure of the addressee for any copy actually to receive such copy shall not render the Notice ineffective.

     If to Selling Partners:  Prentiss O'Hare Illinois, Inc.
                                       Prentiss O'Hare Illinois II, Inc.
                                       Attention: Mr. Thomas F. August
                                       Suite 5000
                                       1717 Main Street
                                       Dallas, Texas 75201
                                       Telephone No.:  (214) 761-5009
                                       Facsimile No.:  (214) 748-1742

     With copies to:                   Lawrence J. Brannian, Esq.
                                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                       1700 Pacific Avenue, Suite 4100
                                       Dallas, Texas  75201-4675
                                       Telephone No.:  (214) 969-2808
                                       Facsimile No.:  (214) 969-4343

     If to Purchaser:         Mr. Thomas F. August, President
                              Prentiss Properties Limited, Inc.
                              Suite 5000
                              1717 Main Street
                              Dallas, Texas 75201
                              Telephone No.:  (214) 761-5009
                              Facsimile No.:  (214) 748-1742

     With copies to:          Lawrence J. Brannian, Esq.
                              Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              1700 Pacific Avenue, Suite 4100
                              Dallas, Texas  75201-4675
                              Telephone No.:  (214) 969-2808
                              Facsimile No.:  (214) 969-4343

     Section 9.7    Additional Acts.  In addition to the acts and deeds recited
     -----------    ---------------
herein and contemplated to be performed, executed, and/or delivered by Selling Partners or Purchaser, Selling Partners and Purchaser hereby agree to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered at the Closing or thereafter, all such further acts, deeds, and assurances as Purchaser or Selling Partners, as the case may be, may reasonably require to (i) evidence and vest in the Purchaser the ownership of, and title to, the Partnership Interests, and (ii) consummate the transactions contemplated hereunder. The covenants set forth in this Section 9.7 shall survive the Closing.

     Section 9.8    Applicable Law.  THIS AGREEMENT SHALL BE CONSTRUED UNDER AND
     -----------    --------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     Section 9.9    Assignment.  Purchaser shall have the right, without the
     -----------    ----------
consent of Selling Partners, to assign its rights under this Agreement and all rights hereunder to the PPL REIT or to any entity in which the PPL REIT has a controlling interest. Such assignment may be in respect to all or any portion of the Partnership Interests and Purchaser may assign the its rights hereunder to more than one Person each of whom shall acquire an allocable portion of the Partnership Interest. Upon such assignment Purchaser shall be relieved of its obligations hereunder, so long as the PPL REIT or any entity in which the PPL REIT has a controlling interest assumes all applicable obligations of Purchaser hereunder and confirms the undertakings or representations of Purchaser hereunder. No other assignment may be made without the prior written consent of Selling Partners.

     Section 9.10   Time of the Essence.  Time is of the essence of this
     -----------    -------------------
Agreement. In the event that the date for performance of any obligation hereunder, or the giving of any notice hereunder, falls on a day other than a Business day, the period for such performance, or the giving of any notice hereunder shall be extended to the end of the next Business day.

     Section 9.11   Conditions.  All covenants, warranties and obligations
     -----------    ----------
of Selling Partners or Purchaser contained in this Agreement are deemed to be conditions to the other parties' obligations herein. All conditions to Purchaser's or Selling Partners's obligations, whether specifically stated in this Agreement or pursuant to the preceding sentence, and all rights of Purchaser or Selling Partners herein are imposed solely and exclusively for the benefit of the other party and their respective assigns and any or all of such conditions or rights may be waived in whole or in part by the party in question at any time in such party's sole discretion.

     Section 9.12   Severability.  If any provision in this Agreement is
     -----------    ------------
invalid, illegal, or unenforceable, such provision shall be construed as narrowly as possible to allow Purchaser and Selling Partners to be afforded the benefits and protection of this Agreement. Such provision shall be severable from the rest of this Agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and shall continue in full force and effect.

     Section 9.13   Counterparts.  Two or more duplicate originals of the
     -----------    ------------
written instrument containing this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same agreement.

     Section 9.14   Tax Returns and Tax Audit.  The responsibility for filing
     -----------    -------------------------
the Partnership return for federal and state income or franchise tax (if any) for the partial year ending the Closing Date (the "Partial Year Return") shall be Selling Partners. Further, should such Partial Year Return or Returns for prior years be audited, the responsibility for dealing with settling and paying any tax liability shall be Selling Partners, and in such regard the retiring Selling Partners shall hold Purchaser and the Partnership harmless from any loss, cost or expense (including reasonable attorneys fees and other professional fees) as a result of any liability arising as a result of such audits or in respect to federal or state tax liability for periods of time prior to the Closing Date. Should Purchaser or the Partnership be included in such audits, Selling Partners shall furnish Purchaser or the Partnership with all necessary information to permit Purchaser or the Partnership to respond to the appropriate authorities in a timely and responsive manner. The responsibility for filing the Partnership's Partial Year Return for federal and state income or franchise tax (if any) for the partial year commencing on the Closing Date shall be Purchasers. Further, should such Partial Year Return be audited, the responsibility for dealing with settling and paying any tax liability shall be Purchasers, and in such regard Purchaser shall hold Selling Partners harmless from any loss, cost or expense (including reasonable attorneys fees and other professional fees) as a result of any liability arising as a result of such audits or in respect to federal or state tax liability for periods of time from and after the Closing Date. Should Selling Partners be included in such audits, Purchaser shall furnish Selling Partners with all necessary information to permit Selling Partners to respond to the appropriate authorities in a timely and responsive manner.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              SELLING PARTNERS:
                              ----------------

                              PRENTISS O'HARE ILLINOIS, INC.,
                              an Illinois corporation

                              By:  /S/: THOMAS F. AUGUST
                                 -------------------------------------------
                              Name: THOMAS F. AUGUST
                                   -----------------------------------------
                              Title:         VICE PRESIDENT
                                    ----------------------------------------

                              Date of Execution:  As of August 5, 1996


                              PRENTISS O'HARE ILLINOIS II, INC.,
                              an Illinois corporation

                              By:  /S/:  THOMAS F. AUGUST
                                 -------------------------------------------
                              Name: THOMAS F. AUGUST
                                   -----------------------------------------
                              Title:         VICE PRESIDENT
                                    ----------------------------------------

                              Date of Execution:  As of August 5, 1996

                              PURCHASER:
                              ---------

                              PRENTISS PROPERTIES LIMITED, INC.,
                              a Delaware corporation

                              By:  /S/:  THOMAS F. AUGUST
                                 -------------------------------------------
                              Name: THOMAS F. AUGUST
                                   -----------------------------------------
                              Title:         VICE PRESIDENT
                                    ----------------------------------------

                              Date of Execution:  As of August 5, 1996

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